As filed with the Securities and Exchange Commission on June 29, 2001

                                                     Registration No. 33-97696
==============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                    -----------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1
                                TO FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                    -----------------------------------

                     UNITED DOMINION INDUSTRIES LIMITED

           (Exact name of registrant as specified in its charter)

         CANADA                                               NONE
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                        Identification Number)

                        2300 One First Union Center
                          301 South College Street
                          Charlotte, NC 28202-6039
                               (704) 347-6800

                     (Address of registrant's principal
                             executive offices)
                    -----------------------------------

               UNITED DOMINION INDUSTRIES, INC. COMPASS PLAN

                          (Full title of the plan)

                     CHRISTOPHER J. KEARNEY, SECRETARY
                          700 TERRACE POINT DRIVE
                             MUSKEGON, MI 49440
                               (231) 724-5000

         (Name, address, and telephone number of agent for service)

                       RECENT EVENTS: DEREGISTRATION

     This Post-Effective Amendment relates to 1,000,000 common shares of United Dominion Industries Limited (the "Company") registered on
Registration Statement on Form S-8 (registration number 33-97696) (the "Registration Statement") filed with the Securities and Exchange Commission on October 3, 1995.

     On May 24, 2001, pursuant to the Merger Agreement, dated as of March 10, 2001, by and between SPX Corporation and the Company, the following events (among others) occurred: (1) the amalgamation (similar to a merger) of the Company and a subsidiary of SPX Corporation was consummated; (2) each common share of the Company outstanding immediately prior to the amalgamation was converted into 0.2353 of a share of common stock of SPX Corporation; and (3) stock options previously granted by the Company under its equity incentive plans were automatically exchanged for options to purchase common stock of SPX Corporation.

     As a result of the amalgamation, the Company has terminated all offerings of its common shares pursuant to its existing registration statements. The Company is filing this Post-Effective Amendment to remove (and hereby does remove) from registration all of its common shares registered on the Registration Statement which remain unsold.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muskegon, State of Michigan, on this 28th day of June, 2001.

                              SPX CORPORATION



                                                /s/ Christopher J. Kearney
                                                -----------------------------
                                                Christopher J. Kearney
                                                Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities indicated and as of the dates indicated.

            Signature                                    Title                                  Date
            ---------                                    -----                                  ----

/s/ Patrick J. O'Leary                          Director and President                      June 28, 2001
--------------------------------          (Principal Executive, Financial and
Patrick J. O'Leary                                Accounting Officer)


/s/ Christopher J. Kearney                      Director and Secretary                      June 28, 2001
--------------------------------
Christopher J. Kearney



/s/ Arthur R. Cross                                    Director                             June 28, 2001
--------------------------------
Arthur R. Cross


     Pursuant to the requirements of the Securities Act, the United Dominion Industries, Inc. Management Pension Committee, which administers the United Dominion Industries, Inc. Compass Plan (the "Plan"), has duly caused this Post-Effective Amendment to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of Muskegon, State of Michigan, on this 28th day of June, 2001.

                                            UNITED DOMINION INDUSTRIES, INC.
                                            MANAGEMENT PENSION COMMITTEE



                                            /s/ Christopher J. Kearney
                                            ----------------------------------
                                            By:      Christopher J. Kearney



                                            /s/ Patrick J. O'Leary
                                            ----------------------------------
                                            By:      Patrick J. O'Leary